UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 9, 2016

NORTHWEST BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35737	94-3306718
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, MD 20814

(Address of principal executive offices)

(204) 497-9024

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As previously reported, the Company previously entered into a registered direct offering (the “July Offering”) with certain institutional investors (the “July Investors”) which was consummated on July 6, 2016 (the “Closing Date”) and included Common Stock Purchase Warrants exercisable for five years following the six month anniversary of their issuance at $0.60 per share (the “Offered Warrants”). Under the terms of the July Offering, the July Investors have a Right of Participation for six months following the July 6 Closing Date to participate in a Subsequent Financing by the Company up to one half the amount of such financing (not to exceed $10,000,000).

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), between the Company and the Holders dated July 4, 2016, a copy of which is attached as Exhibit 10.1 to the Company’s Form 8-K filed on July 11, 2016.

The July Investors elected to exercise their Right of Participation in connection with the Company’s warrant reprice financing dated August 23, 2016.

On September 9, 2016, the Company entered into agreements (the “Agreements”) with the July Investors, pursuant to which the July Investors will exercise all of their July Warrants to purchase 3,700,000 shares of Common Stock, in the aggregate. This warrant exercise under the July Investors’ Right of Participation is taking place on the same terms as the August 23, 2016 transaction: the exercise price of the Offered Warrants is reduced to $0.35 per share, the exercise price is $0.41 per share for new Series F Common Stock Purchase Warrants (the “Series F Warrants”) to purchase up to 3,700,000 shares of Common Stock and the exercise period is five years (starting six months after issuance). The gross proceeds to the Company will be $1,295,000.

In addition, the Company entered into the same Registration Rights Agreement with the July Investors as was part of the August 23, 2016 transaction. Pursuant to this Agreement, the Company will file a registration statement with the SEC under the Securities Act of 1933, as amended, covering the resale of the shares underlying the exercise of the Series F Warrants within 30 days after execution of the Registration Rights Agreement.

The Company plans to use the proceeds of the offering for costs related to preparing for and initiating Phase II clinical trials, and working capital.

The foregoing summaries of the terms of the Agreement, the Series F Warrants, the Registration Rights Agreement and the Engagement Agreement, are subject to, and qualified in their entirety by such documents attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance of the Series F Warrants by the Company and the shares of Common Stock issuable upon exercise of the Series F Warrants is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Form of Letter Purchase Agreement dated August 23, 2016 by and between Northwest Biotherapeutics, Inc. and certain purchasers (1)
10.2	Form of Series F Common Stock Purchase Warrant (1)
10.3	Form of Registration Rights Agreement (1)

(1) To be filed by amendment.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: September 9, 2016	By:	/s/ Linda F. Powers
Name: Linda F. Powers Title: Chief Executive Officer